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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to:

-- the use in this Registration Statement on Form S-3 of our report dated February 4, 2000 relating to the financial statements of Express Scripts, Inc., which appears in such Registration Statement;

-- the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 2000 relating to the financial statements and financial statement schedule, which appears in Express Scripts, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999; and

-- the reference to us under the headings "Selected Financial and Operating Data" and "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
October 30, 2000